                                                                  Exhibit 10(26)



MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT is made effective as of 1 May, 1997 by and between FOUNTAIN OIL BORYSLAW LIMITED, a corporation incorporated and existing under the laws of CYPRUS (the "Company"), and, TRIDENT PETROLEUM INC., a company registered in BRITISH VIRGIN ISLANDS ("Contractor").

PRELIMINARY STATEMENTS

     A. The Company is engaged in the exploration, development, recovery, production, marketing and sale of oil and gas (the "Business") throughout the world.

     B. Contractor has substantial experience in the Business, and is available to render general and specific services of a technical, administrative and/or advisory nature with respect to the Business, and is prepared to provide such services as and when needed by the Company.

     C. The Company desires to obtain the services of Contractor, and Contractor desires to provide certain services to the Company in the Territory (as herein defined).

     D. Contractor agrees to exclusively provide the services of Nicholas G. Dobrotwir as President as defined below. A prerequisite for this Agreement is a medical certificate of the suitability for service of Nicholas G.Dobrotwir to the Company's satisfaction.

     NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS

     In this Agreement and the Schedules hereto, except where the context otherwise requires, the words and expressions set forth below shall have the following meanings:

"Agreement" means this Management Services Agreement, as the same may be amended, modified or extended from time to time.

"Appointment" means the appointment of the Contractor by the Company pursuant to this Agreement.

"Business" has the meaning set forth in 'Preliminary Statement'.

"Code of Conduct" means that document appended hereto as Exhibit 2.

"Confidential Information" shall have the meaning set forth in Section 8.

"Event of Default" has the meaning set forth in Section 12.

"Exhibit" means an exhibit to this Agreement.

"Contractor's Inventions" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not) and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by Contractor or its Contractor, either solely or in conjunction with others, during the Term, or a period that includes a portion of the Term, that relates in any way to, or is useful in any manner in, the Business, and any such item created by the Contractor, either solely or in conjunction with others, following termination of Contractor's employment with the Company, that is based upon or uses Confidential Information.

"Fee" has the meaning set forth in Section 6.

"Section" refers to a section of this Agreement.

"Supervisor" means the individual or entity designated from time to time by the Company as the individual or entity with the responsibility of supervising Contractor.

"Tax" or "Taxes" has the meaning set forth in Section 7.

"Term" has the meaning set forth in Section 3.

"Territory" means that geographic area located in Ukraine and other areas as agreed between the Company and the Contractor.

SECTION 2 - ENGAGEMENT

     For and during the Term, and subject to the terms and conditions hereinafter set forth, Contractor hereby agrees to serve as President for the Company and to serve as Executive Sponsor for Boryslaw Oil Company.

Section 3 - Term

This Agreement shall commence on 1 May, 1997 and shall remain valid for a minimum period of (1) year and shall thereafter terminate upon the earliest to occur of (i) 3 years from the date hereof, (ii) the mutual agreement of the parties hereto to terminate this Agreement, (iii) unilateral decision of the Company, following (6) months prior written notice, (iv) the liquidation or dissolution of the Company or (v) the occurrence of an Event of Default. The period during which this Agreement is in effect shall be known as the "Term".

SECTION 4 - DUTIES

     During the Term, the Contractor will:

     (A) perform to the best of "its" ability all the duties of President including, without limitation, those duties specified in Exhibit 1 and such other functions, being not inconsistent with "its" position as President/Executive Sponsor as the Supervisor may require.

     (B) comply promptly with all lawful directions and instructions given by or with the authority of the Supervisor; and

     (C) whenever so required for the proper fulfilment of "its" duties, work without further fee in excess of the normal hours of work of the Company; and

     (D) attend and work at any premises of the Company wheresoever situated, and travel and work in the Territory and such other locations as may be required for the proper fulfilment of "its" duties.

SECTION 5 - PRECENCE IN THE TERRITORY; EXPENSES;

     Contractor's services shall be carried out for eleven (11) months during each twelve (12) months period. It is agreed that the Contractor will spend less than 180 days during a year in Ukraine. In accordance with corporate travel policy the Company shall reimburse to the Contractor all out-of-pocket expenses properly incurred in the course of the Engagement. No expenses shall be reimbursed, however, unless they are incurred in the ordinary course of business and are supported by receipts or other appropriate justification.

SECTION 6 - COMPENSATION

     A. The Company shall pay to Contractor upon receipt of a monthly invoice a gross fee of $12,500 (twelve thousand five hundred) United States dollars per calendar month, to be paid regularly on the last day of each calendar month ("Fee"). Other allowances are to be in accordance with attached "Calculation of monthly fee", Exhibit 3.

     B. Except as provided in the preceding paragraph, the Company shall in no event be obligated to pay Contractor any amounts in excess of Fee.

SECTION 7 - TAX COMPLIANCE

     The Contractor shall be solely responsible for the payment of all National Insurance contributions, taxes, duties, fees, penalties, levies or related charges of any nature whatsoever imposed either on the Company or on the Contractor and its employee by any government or agency, on or, measured by, income received by Contractor as a result of any payment made hereunder, and Contractor shall indemnify and hold Company harmless against the payment of all such contributions, taxes, duties, fees, penalties, levies or related charges relating to the fees or emoluments paid to the Contractor.

     The Contractor shall from time to time as required by the Company promptly supply Company with such information and documentation as is necessary, in the Company's sole opinion, to satisfy Company that Contractor has made and continues to make prompt and full payments of all such contributions, taxes, duties, fees, penalties, levies and charges.

SECTION 8 - CONFIDENTIALITY

     As part of Contractor's duties the Company shall provide Contractor certain information which in the Company's view is non-public, strictly confidential and proprietary in nature, including information licensed to Company from third parties ("Confidential Information"). As used in this Agreement, the term "Confidential Information" includes, but is not limited to, any and all:

     (A) trade secrets concerning the business and affairs of the Company, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures and any other information that is a trade secret under any trade secret legislation to which Contractor and its employee has access, and

     (B) information concerning business and affairs of the Company (which includes historical financial statements, financial projections and budgets, capital spending budgets and plans, the names and background of key personnel, and personnel training techniques and materials, however documented), that has been or hereafter will be provided or shown to Contractor and its employee by the Company. If any Confidential Information of the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, then such information shall not be considered Confidential Information for purposes hereof.

     All Confidential Information shall be kept confidential by Contractor and not disclosed to any third party except in the ordinary course of Company's business. Furthermore it shall not be necessary to stamp any document "Confidential" for it to retain its confidential character.

SECTION 9 - COVENANTS AGAINST COMPETITION

     (A) During the Term, Contractor shall not:

(i) directly or indirectly divert or attempt to divert from the Company any Business which the Company has been conducting or pursuing during the Term, nor interfere with the relationships of the Company with its clients or customers; or

(ii) within the Territory, directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, contract, operation or control of, any business or enterprise which is conducting the Business in which the Company has been conducting or pursuing the Term, or engage in any such activities outside of the Territory to the extent that such activity relate to Business being conducted by any such business or enterprise within the Territory;

     (B) During the Term, and for a period of two years following the date of termination of this Agreement, Contractor shall not directly or indirectly induce any contractor of the Company to terminate his or her employment, hire any contractor of the Company, or in any way interfere with the relationship of the Company and any contractor, agent or representative;

     (C) For a period of two years following the date of termination of this Agreement, Contractor shall not directly or indirectly solicit or otherwise divert or attempt to divert from the Company any Business or any related business:

(i) which is being conducted by the Company pursuant to contract in existence during the Term, or

(ii) which may be conducted by the Company pursuant to any extension or renewal of a contract in existence during the Term, or

(iii) which was the subject of negotiations between the Company and a potential customer or client during the Term in which negotiations Contractor participated or was in any way involved.

      (D) At no time, whether during the Term or at any time thereafter shall Contractor use the name "Fountain" or any name likely to cause confusion therewith in the minds of members of the public for the purposes of a business similar to or competing with any business carried on by the Company whether by using such name as part of a corporate name or otherwise.

SECTION 10- INSURANCE

      Contractor's employee as provided under section 2 above, shall be eligible for full, all country, BUPA Medical Insurance coverage under the Company insurance program, or other similar coverage as it may exist from time to time. Contractor shall also be eligible for comprehensive travel insurance. Contractor acknowledges by the execution of this Agreement that "it" has received a copy of the current terms and conditions of Company's insurance program and evidence of "its" coverage thereunder.

SECTION 11 - CONTRACTOR INVENTIONS

      A. The Contractor promptly will disclose and deliver to the Company for the exclusive use and benefit of the Company any inventions made, devised or discovered by Contractor, whether solely or in conjunction with others, as a direct result of the work performed for the Company ("Inventions"), and will give all information and data in his possession as to the exact mode of working, producing and using the same, give all explanations and instructions to the Company as may in the view of the Supervisor be necessary to enable the full and effectual working, production or use of the same and will at the expense of the Company furnish it with all necessary plans, drawings, formulae and models.

During the Engagement and at all times thereafter, the Contractor will at the direction and expense of the Company execute and do all acts, matters, documents and things necessary, and otherwise render all assistance within his power and capacity, to enable the Company or its nominee to apply for, obtain and maintain protection, or any extension thereof, for the Inventions in any or all countries and to vest title thereto in the Company or its nominee absolutely.

      C. During the Engagement and at all times thereafter the Contractor will (whether by omission or commission) do nothing to affect or imperil the validity of the protection for the inventions obtained or applied for by the Company or its nominee pursuant to this Section.

      D. Nothing in this Contract shall oblige the Company to seek patent or other protection for, or to exploit, any Invention. Provided that the Contractor has compiled fully with all the obligations with respect to such inventions as set forth in this Section 14, the Company shall have 90 days following receipt from Contractor of a written request that the Company determine whether it shall apply for appropriate protection of an Invention within which to make such determination. If the Company fails to notify the Contractor in writing within such period that the Company intends to apply for such protection, the Contractor is free to proceed to apply in his own interest the use of the invention for whatever purposes he decides. If the Company notifies the Contractor in writing within such period of its intent to apply for protection of the Invention, the Company shall promptly pursue such application. In the absence of such written request from the Contractor, the Company shall be free to apply for protection of any Invention at such time as may be determined in its sole discretion. Contractor shall not acquire any interest in the use of an Invention other that in the manner provided herein.

SECTION 12 - TERMINATION FOR EVENT OF DEFAULT

     Notwithstanding the provisions above, the Company may terminate this Contract by notice with immediate effect for any of the following reasons (each an "Event of Default"):

A. the Contractor commits an act of dishonesty or of misconduct, including, without limitation, a breach of the Code of Conduct;
B. the Contractor is incompetent in the performance of his duties under this Contract or has engaged in willful neglect of duty;
C.   Contractor commits any breach of this Contract; or
D.   Contractor is convicted of a felony or other serious criminal offense; or
E. the Contractor becomes bankrupt, declares himself insolvent, applies for, or has made against him, a receiving order, makes any composition with his creditors or commits an act of bankruptcy (as defined under any law with jurisdiction over the Contractor) or seeks protection from his creditors under any applicable bankruptcy laws; or
F. except to the extent prohibited by applicable law, the Contractor becomes, because of any physical or mental ailment, unable to perform his duties under this Contract for twenty-six (26) consecutive weeks, or for an aggregate of thirty-nine (39) weeks during any period of fifty-two (52) consecutive weeks, from performing his duties under this Contract; or
G. except to the extent prohibited by applicable law, Contractor becomes mentally unfit to perform his duties.

SECTION 13 - DISCIPLINARY RULES; GRIEVANCE PROCEDURES; HEALTH AND SAFETY

     (A) Contractor acknowledges by the execution of this Agreement that it has received a copy of Company's Disciplinary Rules and Grievance Procedures as well as the Company's Policy on Health and Safety at Work and is familiar with the terms of both documents.

     (B) Contractor shall at all times during the course of its Engagement conduct itself in the conformity with the laws of Ukraine and shall otherwise perform its duties hereunder in a professional and responsible manner. Without limiting the generality of the foregoing, as a condition to Contractor's Engagement, Contractor shall execute the Code of Conduct appended hereto as
Exhibit 2 and shall be obligated to conduct itself in accordance therewith.

SECTION 14 - POST-TERMINATION PROVISIONS

     Any provision of this Agreement which contemplates or is capable of operation after the termination of the Engagement shall apply notwithstanding termination of the Engagement for whatever reason.

SECTION 15 - CONTRACTOR'S REPRESENTATIONS AND WARRANTIES

     Contractor represents and warrants to the Company (i) that this Agreement constitutes a valid and binding obligation, enforceable against Contractor in accordance with its terms; (ii) that neither the execution or delivery of this Agreement nor the performance by Contractor of any covenants hereunder will constitute a default under any contract, agreement or obligation to which Contractor is a party or by which Contractor or any of Contractor's properties is bound; (iii) that there are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or (to the best of Contractor's knowledge) threatened which could adversely affect the validity or enforceability of this Agreement or Contractor's obligation or ability to perform its obligations hereunder; and (iv) that no consent, approval or authorization of, or notification to, any governmental entity or any person or entity is required in connection with the execution, delivery or performance of this Agreement by Contractor.

SECTION 16 - NOTICE

     Any notices or other communications required or permitted to be given hereunder or otherwise in connection herewith shall be in writing and shall be sent to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:


To the Company:  Fountain Oil Incorporated
                 c/o Nils N. Trulsvik
                 Fountain Oil Norway AS
                 Skysstasjon 11 B, P.O. Box 87
                 1371 Asker, Norway

                 Telephone: +47 66 78 69 00
                 Facsimile: + 47 66 78 69 10
                 E-mail: nnt@fountain.no

With a copy to:  Liv Lundblad
                 Manager Human Resources
                 c/o Fountain Oil Norway AS
                 Skysstasjon 11 B, P.O. Box 87
                 1371 Asker, Norway

                 Telephone: +47 66 78 69 00
                 Facsimile: + 47 66 78 69 10


To Contractor:   Trident Petroleum Inc.
                 British Virgin Islands

                 Telephone: +
                 Facsimile: +

With a copy to:  Trident Petroleum Inc.
                 C/o 24 St. Georges Road
                 Toorak,  Victoria
                 Australia


     Such notices or other communications shall be deemed to have been duly given and received (i) on the day of sending if sent by personal delivery, cable, telegram, facsimile transmission or telex, (ii) on the third calendar day after the day of sending if sent by Federal Express, DHL or other express delivery service or (iii) on the fifth calendar day after the day of sending if sent by registered or certified mail (return receipt requested).

SECTION 17 - AMENDMENTS

     Any amendment to the provisions of this Agreement shall be in writing and signed by the parties hereto or their duly authorised representatives.

SECTION 18 - SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

SECTION 19 - NO WAIVER

     The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part thereof, or the right of either party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.

SECTION 20 - ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties with respect to the Engagement of Contractor by the Company and supersedes any and all prior understandings, agreements or correspondence between the parties. The Exhibits to this Agreement form an integral part of this Agreement.

SECTION 21 - GOVERNING LAW

This Agreement shall be governed by, and interpreted in accordance with, the laws of Norway.

SECTION 22 - ARBITRATION

     Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, which cannot be settled in an amicable way shall be settled by final and binding arbitration in accordance with the UNCITRAL Rules as at present in force. The place of arbitration shall be Oslo, Norway. The appointing authority shall be the Chamber of Commerce in Oslo. Judgement upon the award rendered by the arbitrators, or at least a majority of them, may be entered in any court having jurisdiction thereof. The arbitrator(s) shall be selected pursuant to said rules, with a preference for use of three arbitrators selected under said rules. All arbitral proceedings shall be in English. Each party hereto shall bear its own costs of such arbitration or litigation, including reasonable attorneys' fees.

SECTION 23 - INJUNCTIVE RELIEF

     The Contractor acknowledges that the Company as a result of a breach of the provisions of this Agreement may obtain injunctive relief.

SECTION 24- ASSIGNMENT

     Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by Contractor without the prior written consent of the Company.

SECTION 25 - INTERPRETATION

     All references to Sections and Exhibits are to sections and exhibits in or to this Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Where the context permits, the singular includes the plural and vice versa and one gender includes any gender.

SECTION 26 - MONETARY TERMS

     All amounts expressed in dollars or "$" in this Agreement shall mean dollars of the United States of America.

SECTION 27 - COUNTERPARTS

     This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.


FOUNTAIN OIL BORYSLAW LIMITED

By:  /s/Nils N. Trulsvik
     ----------------------------
     Name:  Nils N. Trulsvik

     Title: Director, Fountain Oil Boryslaw Limited



TRIDENT PETROLEUM INC.


By:
     ----------------------------

     Name:  S. Tomyn (under power of attorney)

EXHIBIT 1

SPECIFIC DUTIES OF CONTRACTOR

A. GENERAL DUTIES AS CONTRACTOR

Contractor shall have responsibility for Western Ukraine, with the overall view of developing the activities of Company, Company's parent and affiliates in the region.
Uphold the policies and procedures adopted by Company, Company's parent and affiliates.
The Contractor reports to Company's Director, presently Svein E. Johansen, who is your designated Supervisor.

B. SPECIFIC DUTIES AS PRESIDENT, FOUNTAIN OIL BORYSLAW (CYPRUS)

Subject to instructions of the Board and/or Supervisor,overall responsibility of Fountain Oil Boryslaw (Cyprus)("FOBC").
Daily supervision of the operational activities of FOBC and making sure these activities are carried out in accordance with decisions, guidelines or instructions given by the Board and/or the Supervisor , applicable law, general industry practices and international environmental standards.
Preparation of regular reports as requested by the Board and/or Supervisor and the authorities.
Recruiting to and development of an appropriate operating organisation in line with development plans by the Board.
Represent FOBC toward 3rd parties and the authorities.
Other responsibilities as may be delegated to the President from the Board and/or the Supervisor from time to time.

C.   SPECIFIC DUTIES AS EXECUTIVE SPONSOR FOR BORYSLAW OIL COMPANY

Overall responsibility of Boryslaw Oil Company ("BOC") as Executive Sponsor Daily supervision of the operational activities of BOC and making sure these activities are carried out in accordance with decisions, guidelines or instructions given by the Board and/or the Manager, applicable law, general industry practices and international environmental standards.
Preparation of regular reports as requested by the Board and/or the Manager and the authorities.
Recruiting to and development of an appropriate operating organisation in line with development plans by the Board.
Represent BOC toward 3rd parties and the authorities.
Other responsibilities as may be delegated to the Executive Sponsor from the Board and/or the Manager from time to time.

EXHIBIT 2

CODE OF CONDUCT


POLICY

     This policy applies equally to all contractors of the Company. All contractors are obliged to exercise honesty, integrity and diligence in their duties on behalf of the Company. This includes a responsibility to avoid activities or interests which might conflict with this obligation, whether it involves the contractor or members of the contractor's family.

RESPONSIBILITY FOR HANDLING COMPANY FUNDS

     Contractors who have access to Company funds in any form must know and follow Company procedures and practices for handling and protecting these funds. If an contractor's job requires him or her to make adjustments to bills, spend Company funds or incur personal expenses to be later reimbursed, it is that contractor's responsibility to ensure that the Company gets good value for every dollar that is spent.

     Secret or undisclosed compensation or commission to anyone, including other Contractors or contractors, is strictly prohibited.

     When money is owed to the Company, as in refunds for transportation, it is the contractor's duty to notify the proper person. Company funds are to be used for business purposes only and never for the personal benefit of a contractor.

PREPARATION AND MAINTENANCE OF COMPANY RECORDS

     Accurate, reliable records of many kinds are necessary to meet the Company's legal and financial obligations, and to manage the affairs of the business. Purchase Orders, Work reports, receipts, invoices, payroll records and other similar records must be factual and complete.

     No record entry, voluntary omission or other subterfuge, such as deferral of payment, may be made with the intent of obscuring or disguising the true nature of a transaction on the Company's books.

     Knowingly falsifying data entered on any record, memorandum, performance measurement or any report is considered a serious breach of this Code.

PROTECTION OF COMPANY PROPERTY

     All contractors are responsible for the protection of Company property used in carrying out their duties, including taking reasonable measures to prevent theft or damage. Equipment, tools and supplies are to be used only in the Company's interest. Company property must not be taken, sold, loaned, destroyed or given away without prior authority.

CONFLICTS OF INTEREST

     Conflict of interest refers to a situation in which a contractor's private interests may affect or be detrimental to the best interests of the Company. Contractors must avoid circumstances which would:

Knowingly involve them in any illegal or improper activity relating to the Company's affairs;
Impair their judgement, initiative or efficiency in the job; or Be harmful or detrimental to the Company's activities or reputation.

     A Conflict of Interest includes those situations where a contractor:

has an outside interest which materially encroaches on time and attention that should be devoted to the Company's affairs, or so affects their energies as to prevent them from fully performing their duties;

has a direct or indirect interest in, or relationship with, an outsider, or with a person in a position to influence the actions of such outsiders that might:

make possible personal gain or favour to the contractor involved, or any of their near relatives;
cause the contractor to favour the interests of an outsider for personal reasons or in some manner inhibit the contractor's impartiality.
place the contractor in an embarrassing or ethically questionable position in the eyes of the public or any external organizations; or reflect unfavourably on the integrity of the contractor or Company;

makes use of Company information to the personal benefit of the contractor or any of their relatives by making available such information to outside interests; or uses the information to further their interests or those of their family;

has a direct or indirect relationship which is actually or potentially detrimental to the Company's best interests;

engages in a business transaction on behalf of the Company with a relative or with a firm in which the relative is a principle, officer or representative;

has other gainful employment such as sales, consultation, operation, maintenance, repair, design, construction or installation that is in competition with or offers the same services as the Company. The term "gainful employment" includes personal effort, direction, training of other persons, or consultation or advice for any form of remuneration;

provides to the Company for their personal gain, work, supplies or any service, or engages in any other business transaction with the Company, in addition to their normal employment with the Company;

has a relationship with a superior or subordinate which leads to personal gain or favour to the contractor involved, or his or her relatives resulting from the superior's influence; or accepts gifts or benefits of any kind from a supplier or any other person or business which has or may have dealings with the Company.

has a direct or indirect interest in or is connected in any manner with the ownership, contract, operation or control of any business or enterprise which is a supplier, customer, competitor or co-venturer (whether as a shareholder, partner or participant in a joint venture or other entity) of the Company or otherwise has a business relationship with the Company, other than shareholdings in a publicly traded company that represents less than one percent of the outstanding equity securities of such publicly traded company and less than one percent of net worth of the contractor.


DEFINITION AND RESOLUTION

     It is difficult to define every circumstance that could result in a conflict of interest. Contractors should always depend on sound judgement and moral integrity in assessing such situations.

     Questions of ethical conduct can usually be resolved in making the situation known to your Supervisor and seeking approval to proceed.

The Contractor and its Employee, do hereby acknowledge and agree to abide by and comply with this Code of Conduct.


Dated  1 May, 1997 at  Oslo, Norway.



__________________________________________
For Trident Petroleum Inc.

EXHIBIT 3

CALCULATION OF MONTHLY FEE

Name:             Trident Petroleum Inc.

Type of Contract  Management Service Agreement    Dated:  1 May, 1997

Home base fee per month:                                   $12,500

*    Overseas allowance/foreign assignment:

Albania        +20%
Ukraine        +20% (of monthly salary)
Russia         +20%


*    Rotation allowance:

Albania        +12%
Ukraine        +12% (of monthly salary)
Russia         +12%

*    Relocation  allowance:                                $ 1,600
(to be paid for the first 12 months of the term only)      _______

TOTAL FEE PER MONTH                                        $14,100


*    Housing/office allowance                 (by BOC)


Comments:

Additional allowances provided by the company:

Two return trips to Australia (business class) per calendar year for contractor and spouse
Payment of all telephone and communication services
Demobilisation costs including furniture and airfares at end of contract
4. Each return travel to Lviv accompanied by spouse in economy class. Unused tickets will not be compensated in cash.


Approved by:

Date Sept. 1, 1997     Signature /s/Nils N. Trulsvik     Reference
     -------------               -------------------              ------------